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| CUSIP Number    650111107 |         13D                | PAGE 17 OF 17 PAGES |
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                                    EXHIBIT 2

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of
1934, as amended, each of the persons named below agrees to the joint filing of
Statement on Schedule 13D (including amendments thereto) with respect to the
Class A Common Stock, par value $0.10, of the New York Times Company, a New York corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section
13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This
Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated:  April 18, 2006              Morgan Stanley

                                    /s/ Dennine Bullard
                                    -------------------------------------------
                                    By: Dennine Bullard
                                    Title: Authorized Signatory

                                    Morgan Stanley Investment Management Limited

                                    /s/ Hywel D. George
                                    -------------------------------------------
                                    By: Hywel D. George
                                    Title:  Authorized Signatory